SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UCN, INC.

(Name of Registrant as Specified in Its Charter)

Commission File Number: 001-33762

Not Applicable

(Name of Persons Filing Proxy Statement If Other Than the Registrant)

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UCN, Inc.

7730 South Union Park Avenue, Suite 500

Midvale, UT 84047

ANNUAL MEETING OF SHAREHOLDERS

June 3, 2008

NOTICE OF MEETING

The annual meeting of the shareholders of UCN, Inc., a Delaware corporation, will be held at 1:00 p.m., on June 3, 2008, at 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047, for the following purposes:

•	to elect five directors;

•	to approve the UCN 2008 Equity Incentive Plan

•	to ratify the appointment by the Audit Committee of independent auditors to examine our accounts; and

•	to conduct any other business, including shareholder proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders at the close of business on April 11, 2008 are entitled to vote in person or by proxy at the annual meeting. The annual meeting will be open to the public.

Kimm Partridge, Corporate Secretary

April 16, 2008

UCN, Inc.

7730 South Union Park Avenue, Suite 500

Midvale, UT 84047

PROXY STATEMENT

This proxy statement is provided to shareholders of UCN, Inc. in connection with the annual meeting of shareholders and any adjournments or postponements of the annual meeting. The annual meeting will be held at 1:00 p.m., on June 3, 2008, at 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047.

ABOUT THE MEETING, VOTING, SHAREHOLDER PROPOSALS

AND COMPANY INFORMATION

When were proxy materials mailed?

This proxy statement and proxy card were first mailed on or about April 16, 2008, to owners of voting shares of UCN in connection with the solicitation of proxies by our Board of Directors for the 2008 annual meeting of Shareholders in Midvale, Utah. Our annual report was sent with the proxy statement, but it is not part of the proxy statement. Proxies are solicited to give all shareholders of record at the close of business on April 11, 2008, an opportunity to vote on matters that come before the annual meeting. This procedure is necessary because shareholders live in all U.S. states and most will not be able to attend.

What am I voting on?

The Board is soliciting your vote for:

•	election of five directors;

•	approval of the UCN 2008 Equity Incentive Plan (attached as Appendix A);

•	ratification of the appointment by the Audit Committee of independent auditors; and

•	action upon such other matters, including shareholder proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?

Shareholders of record at the close of business on April 11, 2008, the record date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of UCN common stock that you own as of the record date entitles you to one vote. On April 11, 2008 there were 31,030,228 outstanding shares of our common stock.

How do I vote?

All shareholders may vote by mail. To vote by mail, please sign, date, and mail your proxy card in the envelope provided.

If you own your shares through a bank or broker, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If you attend the annual meeting in person, you may request a ballot when you arrive and vote at the meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the Board.

What if other items come up at the annual meeting and I am not there to vote?

When you return a signed and dated proxy card, you give the persons specified as proxies the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

•	notify our Corporate Secretary in writing before the annual meeting that you are revoking your proxy;

•	submit another proxy with a later date; or

•	vote in person at the annual meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should vote each of your accounts. If you mail your proxy cards, please sign, date, and return each proxy card to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Interwest Transfer Company, Inc., at 1-801-272-9294. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefits you as a shareholder.

What constitutes a quorum?

The presence of the owners of a majority of the shares entitled to vote at the annual meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card or if you vote at the annual meeting.

Abstentions and shares voted by a broker or bank holding shares for a beneficial owner are counted as present and entitled to vote for determining a quorum.

What vote is required to approve each proposal?

Election of Directors: Each of the five director positions is voted on separately. The persons who receive the most votes for each of the five director positions will be elected. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

UCN 2008 Equity Incentive Plan: The proposal to approve the plan requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

Ratification of Independent Auditors: This proposal requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

What are the Board’s Recommendations?

The Board recommends a vote FOR Election of Directors, approval of the 2008 Equity Incentive Plan, and ratification of Independent Auditors.

How were the nominees for director selected?

Each of the five nominees now serve as a director and was approved for inclusion on our slate of directors by the entire Board. All five of the nominees were elected by our shareholders as directors at our June 2007 annual meeting and are standing for re-election. Mr. Stern is Chairman of the Board, and Mr. Jarman is currently our Chief Executive Officer.

How does the Board determine which directors are independent?

The Board applies the definition of independence adopted by NASDAQ for determining independence of our directors. Based on that definition, we believe all of the directors nominated for election at our 2008 annual meeting, other than our Chairman of the Board, Mr. Stern, and Chief Executive Officer, Mr. Jarman, are independent.

How can I recommend a candidate for election to the Board?

Shareholders who wish to recommend a candidate for election to our Board should write to: Corporate Secretary, UCN, Inc. 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047, stating in detail the qualifications of a candidate for consideration by the Board. In considering Board candidates, the Board seeks individuals of proven judgment and competence who have strong reputations in their respective fields. The Board considers such factors as experience, education, employment history, special talents or personal attributes, anticipated participation in Board activities, and geographic and diversity factors. The process for identifying and evaluating nominees would include detailed consideration of the recommendations and opinions of members of our Board, our executive officers, and our shareholders. There would be no difference in the process of evaluation of candidates recommended by a shareholder and those recommended by other sources.

How can I communicate with our Board?

Shareholders interested in communicating directly with our Board may do so by writing to: Board of Directors, UCN, Inc. 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047. All such written correspondence is delivered to the director or directors to whom it is addressed or, if addressed generally to the Board, to all directors. Concerns relating to accounting, internal controls, or auditing matters are immediately forwarded to the Chief Executive Officer, Chief Financial Officer, and chairman of the Audit Committee.

How do I access proxy materials on the Internet?

Shareholders can access our Notice of Annual Meeting and Proxy Statement and our 2007 Annual Report on the Internet at our website at http://www.ucn.net.

How do I submit a shareholder proposal for next year’s annual meeting?

Shareholder proposals may be submitted for inclusion in our 2009 proxy statement after the 2008 annual meeting, but must be received no later than 5:00 p.m. MST on Wednesday, December 17, 2008. Proposals should be sent via registered, certified, or express mail to: Corporate Secretary, UCN, Inc. 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047.

As to any proposal that is not submitted for inclusion in our proxy statement for the 2009 annual meeting of shareholders, but is instead sought to be presented directly at the meeting, certain rules adopted by the Securities and Exchange Commission (“Commission”) permit management to vote proxies in its discretion if: (1) we receive notice of the proposal before the close of business on March 2, 2009, and advise shareholders in the proxy statement about the nature of the proposal and how management intends to vote on such matter; or (2) we do not receive notice of the proposal prior to the close of business on March 2, 2009.

Where can I find a copy of UCN’s Code of Ethics?

UCN has adopted a Code of Ethics that applies to its Chief Executive Officer, its Chief Financial Officer and all other employees, as well as to the members of UCN’s Board of Directors. We will provide to any person, without charge, a copy of the Code of Ethics upon written or oral request directed to Corporate Secretary, UCN, Inc. 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047, telephone (801) 715-5021. Furthermore, a copy of the Code of Ethics is accessible at our corporate website, http://www.ucn.net.

Where can I find a copy of UCN’s Corporate Governance and Nominating Committee, Audit Committee or Compensation Committee Charters?

The Board of directors of UCN has formed an Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee. Each of these Committees has a formal charter, which is made available for your examination on our corporate website at http://www.ucn.net. We will provide to any person, without charge, a copy of either charter upon written or oral request directed to Corporate Secretary, UCN, Inc. 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047, telephone (801) 715-5021.

Where can I find more information on UCN?

Our corporate website is http://www.ucn.net. We make available on this website, free of charge, access to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and amendments to those materials filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically submit such material to the Commission. The Commission makes available on its website, free of charge, reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website is http://www.sec.gov.

Shareholders may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, free of charge, by sending a written request to: Corporate Secretary, UCN, Inc. 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047. By written request, shareholders may obtain a copy of the exhibits to the 2007 Annual Report on Form 10-K upon payment of a reasonable fee.

ELECTION OF DIRECTORS

(Proposal No. 1 on Proxy Card)

At the annual meeting, all UCN directors will be elected to serve until the annual meeting of shareholders in the year 2009. The Board nominates for election as directors:

Theodore Stern         Steve Barnett         Paul F. Koeppe         Blake O. Fisher, Jr.         Paul Jarman

These nominees have been selected by the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the manner stated on the proxy card. Directors will be elected by a plurality of the votes cast. Any shares not voted, whether by abstention or otherwise, have no impact on the vote.

Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board.

Each of the five director positions is voted on separately. The persons who receive the most votes for each of the five director positions will be elected. The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

Directors and Officers

The following table sets forth the names, ages, and positions with UCN for each of the directors and officers.

Name	Age	Positions	Since
Theodore Stern	78	Chairman of the Board of Directors	1999
Steve Barnett	65	Director	2000
Paul Koeppe	58	Director	2004
Blake Fisher, Jr.	63	Director	2004
Paul Jarman	38	Director and Chief Executive Officer	1997
Brian Moroney	51	Executive Vice President and Chief Financial Officer	2005
Scott Welch	43	Executive Vice President and Chief Operating Officer	2004
Rudy Vidal	46	Executive Vice President and Chief Customer Officer	2007

At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances. Mr. Childs’ position as an executive officer was terminated in February 2008, and his employment with UCN was terminated for cause effective March 5, 2008.

All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Officers serve at the discretion of our Board. The following is information on the business experience of each director and officer now serving.

Theodore Stern became a director of UCN in June 1999 and subsequently the Chairman of the Board of Directors and Chief Executive Officer in September 2000. Mr. Stern served in those positions until January 1, 2005, when the two positions were separated. He is currently on the board of directors of Distributed Energy Systems Corporation, a manufacturer of renewable generation systems located in Wallingford, CT. He holds a Bachelor of Mechanical Engineering from the Pratt Institute and a Master of Science degree in Theoretical Mathematics from New York University. Mr. Stern is a member of the National Academy of Engineering.

Steve Barnett has been self-employed for the past five years as an advisor to manufacturing and distribution companies, as well as to public entities, on improving business operations. Mr. Barnett currently serves as an advisor to, and is on the Board of Directors of, Joseph A. Freed & Associates, a private national real estate development company, and Grayhill, Inc., a private electrical systems manufacturing company. He also serves on the Board of Directors for Bank Leumi USA, which specializes in middle-market commercial enterprises and international businesses, as well as Medis Technologies Ltd., a NASDAQ company specializing in advanced technology regarding unique fuel cell power packs for portable electronic devices. Mr. Barnett graduated from the University of Chicago Law School with a Doctor of Jurisprudence degree.

Paul Koeppe is a director of Distributed Energy Systems Corp., a NASDAQ-listed company engaged in creating and delivering innovative products and solutions to the energy marketplace, and has served as a director since its acquisition of Northern Power Systems, Inc. in December 2003. Mr. Koeppe became a director of Northern Power Systems in 1998. Prior to his retirement in 2001, Mr. Koeppe served as Executive Vice President of American Superconductor, an electricity solutions company.

Blake Fisher, Jr. has been providing management and financial consulting to the telecommunications and utility industries since May 2004, including financial consulting to the USDA on Rural Utilities Service’s broadband program. From May 2004 to December 2004 he served as Chief Financial Officer for Fiber Utilities of Iowa, an entity that provides operation and construction services to municipal utilities. From May 2002 to May 2004 he was retired from business activities. From February 1996 to May 2002, he held senior management positions with McLeodUSA, a telecommunications provider, initially as Chief Financial Officer, then as President of the company’s Western region and as Chief Development Officer.

Paul Jarman has served as an officer of UCN during the past six years. He has served as President since December 2002 and as Chief Executive Officer since January 2005. Prior to December 2002 he served as an Executive Vice President. Mr. Jarman is one of the original founders of Buyers United, now UCN. He earned a Bachelor of Science degree in Accounting from the University of Utah.

Brian Moroney has served as Chief Financial Officer of UCN since October 2005. Mr. Moroney’s experience includes his position as CFO and general manager with Utah’s largest, privately owned, public water utility, where he was responsible for all financial, accounting and regulatory issues. Prior to UCN, Mr. Moroney was a financial and management consultant, where he worked on a number of long-term engagements for clients that ranged from hi-tech startups to multi-site, retail companies. Mr. Moroney also served four years in the US Army as a Captain in the Signal Corps. He earned an MBA from Harvard Business School and BA in Economics/Accounting from Claremont McKenna College.

Scott Welch was elected Executive Vice President and Chief Operating Officer of UCN in September 2004, and began his association with UCN in September 2003 as Chief Information Officer. Prior to joining UCN Mr. Welch served as Vice President of Information Technology at Access Long Distance. Mr. Welch received his Bachelor of Science degree in Computer Science from Utah Valley State College.

Rodolfo “Rudy” Vidal was elected EVP and Chief Customer Officer of UCN in December 2007. Mr. Vidal oversees the strategy, product, marketing and service for UCN’s inContact® product suite. Before joining UCN, Mr. Vidal worked for Panasonic Corporation of America for 25 years and immediately prior to joining UCN served as director of extreme customer service, where he developed a corporate-wide initiative to address the challenge of differentiation in a commoditized market. Mr. Vidal graduated Cum Laude from Kean University in New Jersey with a Bachelor of Science in Computer Science. He earned an AASS in Electronics Engineering from Middlesex County College in Edison, New Jersey.

Stock Ownership

The following table sets forth, as of April 11, 2008, the number and percentage of the outstanding shares of common stock that, according to the information supplied to UCN, were beneficially owned by each person who, to the knowledge of UCN, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Common Shares	Percentage of Class (1)

Principal stockholders:

Diker Management, LLC (2)	3,823,100	12.3%
745 5th Ave, Suite 1419
NY, NY 10151

Select Contrarian Value Partners, LP (3)	2,192,090	7.1%
Kaizen Capital, LLC
4200 Montrose Boulevard, Suite 510
Houston, TX 77066

(1)	These figures represent the percentage of ownership of the named persons assuming each of them alone has exercised any warrants or purchase rights the person may hold to purchase common shares.
(2)	Diker Management, LLC is the general partner or manager of Diker Micro Value QP Fund, LP, Diker Micro and Small Cap Fund, LP, Diker Micro Value Fund, LP, and Diker M&S Cap Master, Ltd. These funds, collectively, are the holders of the shares listed, which includes 62,500 shares issuable on exercise of warrants held by the funds. Mark Diker is the managing member of Diker Management. As a result of these relationships, Diker Management and Mr. Diker may be deemed to hold an indirect beneficial interest in the shares held by these funds.
(3)	Kaizen Management, LP, is the general partner of Select Contrarian Value Partners. David W. Berry is the sole owner of Kaizen Capital, L.C., which is the general partner of Kaizen Management, LP. As a result of these relationships, Kaizen Management, LP and Mr. Berry may be deemed to hold an indirect beneficial interest in the shares held by Select Contrarian Value Partners. The number of shares listed includes 220,000 shares issuable on exercise of warrants. In addition, Kaizen Fundamental Value Fund is the beneficial owner of 110,000 shares of UCN common stock and is managed by the same person that manages Select Contrarian Value Partners, so these shares may be deemed to be held by an affiliate of Select Contrarian Value Partners and are included in the figure presented in the table.

The following table sets forth, as of April 11, 2008, the number and percentage of the outstanding shares of common stock that, according to the information supplied to UCN, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, and (iii) all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Common Shares	Percentage of Class (1)
Officers and directors:

Theodore Stern (2)	1,612,713	5.2%
2970 One PPG Place
Pittsburgh, PA 15222

Steve Barnett (2)	485,000	1.6%
666 Dundee Road, Suite 1704
Northbrook, IL 60062

Paul Koeppe (2)	234,500	0.8%
2825 Brewery Road
Cross Plains, WI 53528

Blake Fisher, Jr. (2)	70,000	0.2%
2784 American Saddler Drive
Park City, UT 84060

Paul Jarman (2)	834,052	2.7%
7730 S. Union Park Ave, Suite 500
Midvale, UT 84047

Brian Moroney (2)	150,000	0.5%
7730 S. Union Park Ave, Suite 500
Midvale, UT 84047

Scott Welch (2)	183,333	0.6%
7730 S. Union Park Ave, Suite 500
Midvale, UT 84047

Rudy Vidal (2)	—	0.0%
7730 S. Union Park Ave, Suite 500
Midvale, UT 84047

All Executive officers and Directors as a Group (8 persons) (3)	3,569,598	11.5%

(1)	These figures represent the percentage of ownership of the named groups and individuals assuming each of them alone has exercised his options to purchase common shares, and percentage ownership of all officers and directors as a group, assuming all purchase rights held by such individuals are exercised.
(2)	These figures include: for Mr. Stern options to purchase 50,000 shares of common stock at exercise prices ranging from $2.00 per share to $4.57 per share; for Mr. Barnett options to purchase 115,000 shares at exercise prices ranging from $2.00 to $4.57 per share; for Mr. Koeppe warrants to purchase 7,500 share of common stock at an exercise price of $2.00 per share, and options to purchase 85,000 shares at an exercise prices ranging from $2.00 to $4.57 per share; for Mr. Fisher options to purchase 70,000 shares at exercise prices ranging from $2.00 to $4.57 per share; for Mr. Jarman options to purchase 677,966 shares of common stock at exercise prices ranging from $2.00 to $5.39 per share; for Mr. Moroney options to purchase 150,000 shares of common stock at exercise prices from $2.00 to $3.50 per share; for Mr. Childs options to purchase 350,000 shares of common stock at exercise prices from $2.00 to $3.50 per share; and for Mr. Welch options to purchase 183,333 shares of common stock at exercise prices ranging from $2.00 to $3.50 per share.

(3)	At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances, and at that date he was the holder of options (vested and unvested) to purchase a total of 475,000 shares of our common stock at exercise prices ranging from $2.00 to $3.50. Mr. Childs’ position as an executive officer was terminated in February 2008, and his employment with UCN was terminated for cause effective March 5, 2008. Pursuant to that termination, all of the options he held on that date, both vested and unvested, were terminated.

Section 16(a) Filing Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires officers and directors of UCN and persons who own more than ten percent of a registered class of its equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Commission, and forward copies of such filings to UCN. Based on the copies of filings received by UCN, during the most recent fiscal year the directors, officers, and beneficial owners of more than ten percent of the equity securities of UCN registered pursuant to Section 12 of the Exchange Act have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto.

The Board and its Committees

Our Board of Directors (“Board”) has five members. The Chairman of the Board, Theodore Stern, provides business consulting services to UCN for a monthly fee. Our Chief Executive Officer, Paul Jarman, is a member of the Board and is a full time employee of UCN. The other three members of the Board, Steve Barnett, Paul F. Koeppe, and Blake O. Fisher, Jr., are non-employee directors, and the Board has determined that these persons (who constitute a majority of the Board) are “independent directors” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules. The Board met eight times during the year ended December 31, 2007. All directors attended at least 75 percent of the meetings of the Board.

In 2007, the Board formed a Corporate Governance and Nominating Committee which is appointed by the Board to: (1) identify individuals qualified to serve as members of the Board and, where appropriate, recommend individuals to be nominated by the Board for election by the stockholders or to be appointed by the Board to fill vacancies consistent with the criteria approved by the Board; (2) develop and periodically evaluate and recommend changes to UCN’s Corporate Governance Guidelines and Code of Ethics, and to review UCN’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to UCN and its stakeholders; and (3) oversee an annual evaluation of the performance of the Board. The current members of the Corporate Governance and Nominating Committee are Blake O. Fisher, Jr. (Chairman), Paul F. Koeppe, and Steve Barnett. Our Board of Directors determined that each of these directors is an “independent director” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules. The Corporate Governance and Nominating Committee met one time in 2007, and all director members of the committee attended the meeting. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Corporate Governance and Nominating Committee.

In 2000, the Board formed the Audit Committee, the current members of which are Steve Barnett (Chairman), Paul F. Koeppe, and Blake O. Fisher, Jr. The Audit Committee is responsible for financial reporting matters, internal controls, and compliance with UCN’s financial policies, and meets with its auditors when appropriate. The Audit Committee met six times in 2007, and all director members of the committee attended at least 75 percent of the meetings. The Board has determined that Steve Barnett, Paul F. Koeppe, and Blake O. Fisher, Jr. are “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K. Further, the Board has determined that each of the members of the Audit Committee is “independent” under the standard set forth in Rule 4350(d) of the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee.

During 2000, the Board also formed the Compensation Committee, the current members of which are Paul F. Koeppe, (Chairman), Steve Barnett, and Blake O. Fisher, Jr. The Compensation Committee considers salary and benefit matters for the executive officers and key personnel of the Company. The Compensation Committee met six times in 2007, and all director members of the committee attended at least 75 percent of the meetings. The Board has determined that each of the members of the Compensation Committee is “independent” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules. The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee.

Corporate Governance Guidelines and Code of Ethics

Effective June 7, 2007, the Board adopted Corporate Governance Guidelines for UCN. Under the Guidelines, the Audit Committee is required to conduct, at least annually, an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee. For purposes of this review, “related party transactions” means transactions required to be disclosed pursuant to Item 404 of Regulation S-K adopted by the Commission, which are related party transactions we report in this proxy statement.

The bylaws of UCN provide that no contract or transaction between UCN and one or more of its directors or officers, or between UCN and any other corporation, firm, association, or other organization in which one or more of its directors or officers are financially interested, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes or approves the contract or transaction, or because their votes are counted for such purpose, provided that:

•

the material facts as to his, her, or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and noted in the minutes, and the Board of Directors or committee, authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum;

•

the material facts as to his, her, or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by the majority of shares entitled to vote, counting the votes of the common or interested directors or officers; or

•	the contract or transaction is fair as to UCN as of the time it is authorized or approved.

Under UCN’s Code of Ethics, a director or officer has an obligation to disclose to the Board of Directors or appropriate committee any situation that may present a conflict of interest between UCN and the director or officer.

Audit Committee Report

The purposes of the Audit Committee are set forth in the committee’s written charter. As provided in the charter, the role of the committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects UCN’s independent registered public accounting firm in accordance with the provisions set out in the charter. Management, however, is responsible for the preparation, presentation and integrity of UCN’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K of UCN with management and the independent registered public accounting firm. In addition, the committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The committee has also received from the independent registered public accounting firm the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence, and discussed with the independent registered public accounting firm its independence.

In reliance on the reviews and discussions with management and the independent registered public accounting firm referred to above, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the charter and discussed above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements of UCN be included in its 2007 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted on April 3, 2008, by the members of the Audit Committee of the Board of Directors:

Steve Barnett (Chairman)

Paul F. Koeppe

Blake O. Fisher, Jr.

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis section is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (we refer to these officers as our “named executive officers”) that will place in context the information contained in the tables that follow this discussion. This section is organized as follows:

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Introduction. This section provides a brief introduction to our Compensation Committee and our compensation consultant and information about the participation of our executives in establishing compensation.

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Objectives of Our Compensation Program. In this section, we describe our compensation philosophy, the benchmarking activities we have undertaken and information about our standard compensation policies.

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Elements of Compensation. This section includes a description of the types of compensation payable to our executive officers both while they are employed by our company and on a post-termination basis, why we have chosen to pay each of these types of compensation and how we determine the specific amounts of compensation payable to our executive officers.

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Regulatory Considerations. This section discusses the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” and various other regulatory requirements that impact decisions regarding our executive compensation.

Introduction

The Compensation Committee has the authority to retain outside independent executive compensation consultants to assist in the evaluation of executive officer compensation and in order to ensure the objectivity and appropriateness of the actions of the Compensation Committee. The Compensation has the sole authority to retain, at our expense, and terminate any such consultant, including sole authority to approve such consultant’s fees and other retention terms. During 2006, the committee engaged Watson Wyatt Worldwide (Watson Wyatt) to perform a comprehensive review of executive and board compensation programs for our executive officers and our non-employee directors.

At the direction of the Compensation Committee, management worked with the compensation consulting company in 2006 to develop information about the compensation of our executive officers for the Compensation Committee to use in making decisions about executive compensation in 2007. Members of management attended all meetings of the Compensation Committee during 2007. However, all decisions regarding compensation of executive officers are made solely by the Compensation Committee. Executive sessions of the Compensation Committee were not attended by any members of management.

Objectives of our Compensation Programs

We are committed to providing market competitive total compensation packages in order to attract and motivate talented employees. We believe in pay for performance and we link performance to pay throughout our organization in order to create the appropriate level of incentives. We actively manage our compensation structures and levels to adapt to changes in the marketplace and the continuing evolution of our company.

Our company’s goal is to create a sustainable competitive advantage by achieving higher productivity and lower costs than our competitors. Our compensation objectives at all compensation levels are designed to support this goal by:

•	linking pay to performance to create incentives to perform;

•	ensuring compensation levels and components are actively managed; and

•	using equity compensation to align employees’ long-term interests with those of the stockholders.

In order to accomplish these goals, we use the following operating principles:

•	adherence to the highest legal and ethical standards;

•	simplicity in design, structure and process;

•	transparency and clarity in communicating our compensation programs; and

•	flexibility in design, process and approach.

The Development of Competitive Compensation Packages

As noted above, one objective of our compensation program is to attract and motivate highly qualified and talented employees through compensation packages that are appropriately competitive with compensation packages offered by other companies in our market space. To determine what constitutes a “competitive” compensation package, the Compensation Committee generally targets total compensation, cash compensation and long-term incentive compensation, as well as the allocation among those elements of compensation, for named executive officers at benchmarks determined by market rates of selected comparable companies. For these purposes, the Compensation Committee determines “market” rates by considering two sources: Peer Benchmark Companies and Broader Market Data, which we refer to collectively as the “Benchmark Data.”

Peer Benchmark Companies

In order to benchmark our executive and board compensation, we selected in 2006 a mixture of fifteen technology, software and telecom companies with similar market cap and revenue size as our primary benchmarks, which we refer to collectively as the “Peer Benchmark Companies”. The Peer Benchmark Companies were selected consistent with best practices based on industry classification and revenue size. The Peer Benchmark Companies selected include: Altiris Inc.; Art Technology Group Inc.; Chordiant Software Inc.; iPass Inc.; J2 Global Communications Inc.; Keynote Systems Inc.; INX Inc.; Lightbridge Inc.; RightNow Technologies Inc.; Sento Corp.; Tyler Technologies Inc.; Interactive Intelligence Inc.; Intervoice Inc.; Ultimate Software Group Inc.; and Witness Systems Inc.

Linking Compensation to Performance

Our compensation program seeks to link the compensation we pay to our named executive officers to their performance. We pursue this goal primarily through the use of equity compensation and cash-based incentive programs. Our equity compensation awards are granted on a time-vesting-basis that does not require the company to meet any performance standards. Our cash-based incentive awards are based on specific company performance. Our Board members and named executive officers also have access to a luxury suite at a local sports arena that is generally used as a sales and promotional tool, but is also used for employee retention and recognition. UCN pays all health insurance premiums for our named executive officers. We do not provide any other perquisites to our named executive officers.

Aligning the Interests of our Named Executive Officers with Stockholders

Our compensation program seeks to align the interests of our named executive officers with those of our stockholders, which we accomplish through the equity compensation element of our compensation package. A significant portion of the compensation paid to our named executive officers in the past is comprised of long-term incentive compensation, which vested over a three year period, and we expect to continue to use that type of approach in fashioning long-term compensation arrangements. The cash component paid to our named executives in 2007 was based on the results of the inContact segment as well as a minimum stock price trigger.

Elements of Executive Compensation

Base Salary

The base salaries for our named executive officers were determined based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near or below the median of the range of salaries for executives in similar positions and with similar responsibilities as the Benchmark Companies. Base salaries will be reviewed annually, and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. However, in March 2007, we adopted a plan for compensating our executive officers with annual stock options, which is described in more detail below under the caption “Annual Executive Stock Option Plan.” At that time the Board approved granting options to the Chief Executive Officer, Chief Financial Officer and our Executive Vice Presidents that included accelerated option grants for 2008 and 2009 to 2007 based on an offer accepted by the participating executive officers that their annual salaries as of March 7, 2007, will be frozen through the end of 2009. The salary freeze does not affect any bonus compensation payable to the participating executive officers as determined from time to time by the Compensation Committee and approved by the Board.

2007 Annual Cash Bonus Plan

During the third quarter of 2007, the Board approved changes to the Executive Officer Bonus Plan (“EOBP”). Previously, the EOBP targets, which are approved by UCN’s Compensation Committee and Board of Directors on an annual basis, had focused primarily on the performance of UCN’s inContact Segment (70 percent of the measurement for the plan) and EBITDA (30 percent of the measurement for the plan). EBITDA is a non-GAAP measure used internally and is measured by taking net income/(loss) from operations and adding back, interest charges, taxes, depreciation and amortization.

The changes approved during 2007, eliminated the above-described 70/30 percent inContact Segment measure and the EBITDA measure and replaced them with an inContact revenue measure intended to align the EOBP with overall company strategy and focus on growing the inContact customer segment. At the beginning of each year the Compensation Committee will establish quarterly inContact revenue targets. If a quarterly target is achieved, the applicable bonus will be paid, and if not achieved, no bonus will be paid. This change to the plan was effective July 1, 2007 for the last two calendar quarters of 2007. Our executives earned and were paid cash bonuses based on the previous plan, prior to the third quarter revision. No change was made in the maximum bonus amounts payable under the EOBP.

The new changes also instituted a minimum stock price trigger, greater than the previous year-end closing stock price, which minimum stock price must be achieved in order for executives to receive any amount of a bonus.

If UCN exceeds targeted amounts approved by the Board of Directors, our executives are eligible for bonuses amounts up to a maximum of 200% of the original bonus amount. The amount paid will be determined based on the proportion by which UCN exceeds the targeted amounts.

2008 Annual Cash Bonus Plan

The Compensation Committee is currently analyzing and has not yet approved the proposed 2008 Executive Officer Cash Bonus Plan (“EOCBP”). Under consideration is a plan based 50% on business performance factors (“BPF”) established by management and approved by the Board of Directors and 50% on strategic performance factors (“SPF”) established by the executive officers and the Board of Directors. As proposed, the 50% based on BPF would focus on non-GAAP gross margin dollars (“GM$”), which is calculated by subtracting costs of revenues from revenue. Separate gross margin dollar targets would be set for each quarter.

Under the proposed plan the remaining 50% of the bonus based on SPF would focus on executive specific goals and performance and is a subjective measurement that would be approved by the Compensation Committee and Board of Directors. The plan would include a minimum threshold requirement with respect to GM$, which would need to be met before any bonus is paid. Further, the amount of bonus earned would be tied to the percentage of the GM$ targets achieved. In addition to the GM$ target, we are also considering a fourth quarter requirement that UCN achieve a positive EBITDA (a non-GAAP measurement calculated by adding back interest, taxes, depreciation and amortization to the consolidated net income or loss). The Compensation Committee is also considering including in the plan a “stretch” feature that would increase the amount of the bonus pool for exceeding a pre-determined target for inContact segment revenue, excluding long-distance related revenue.

The Compensation Committee endeavors to finalize the details of compensation plans in the first quarter of the year, but events and investigations surrounding the discovery of misconduct by one of our executive vice presidents at the beginning of the year has delayed the process. Specifically, the Compensation Committee is evaluating the effect the officer misconduct and the performance of our other executive officers in managing our internal controls and procedures and whether this should impact the final terms of the 2008 EOCBP.

Stock Options

The Compensation Committee uses stock options as an important component of our overall compensation program due to its effect on retaining executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of UCN’s long-term strategic goals. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in UCN and to share in the appreciation of the value of our stock. All stock options granted to executive officers in 2007 were approved by the Compensation Committee and Board of Directors. In March 2007, the Board of Directors approved a plan for compensating our executive officers with annual stock options, which is described in more detail below under the caption “Annual Executive Stock Option Plan.” The plan is intended to formalize regular annual option awards for executive officers as a further incentive for future performance. Under the plan, each name executive officer will receive options on March 7 of each calendar year to purchase common stock at an exercise price equal to the fair market value on that date. Consistent with our past option grants, options issued under the plan are issued at the current market price on the date of grant and are subject to a three-year term vesting period with a contractual term of five years. The Compensation Committee has discretion to grant additional stock option awards to executive officers, but our expectation is that it will do so only in rare circumstances, such as new hires or extraordinary performance.

The 401(k) Plan

Under the 401(k) Plan, our executive officers and generally all full-time domestic exempt and non-exempt employees may contribute a portion of their compensation to the plan on a pre-tax basis. There were no changes to these arrangements during 2007.

Employee Stock Purchase Plan (ESPP)

The purpose of the ESPP is to provide an opportunity for eligible employees to purchase a limited number of shares of our common stock at a discount through voluntary automatic payroll deductions. The ESPP is designed to attract, retain, and reward our employees and to strengthen the mutuality of interest between our employees and our stockholders. Our board of directors may at any time amend, suspend or discontinue the ESPP, subject to any stockholder approval needed to comply with the requirements of the SEC and the Internal Revenue Code. The aggregate number of shares of our common stock that may be issued under the ESPP will not exceed 1,000,000 shares (subject to mandatory adjustment in the event of a stock split, stock dividend, recapitalization, reorganization or similar transaction). The maximum amount eligible for purchase of shares through the ESPP by any employee in any year will be $25,000. The purchase price a participant pays for the shares is equal to the greater of $2.00 or 85 percent of the closing market bid price of the common stock on the first business day or the last business day of each participation period, whichever is lower. This percentage may be changed prior to a participation period at the sole discretion of, the committee administering the Purchase Plan to any whole percentage that is not less than 85 percent and not greater than 100 percent. Officers and members of the Board of Directors who are eligible employees are permitted to participate. An employee is ineligible to participate if immediately after a grant the employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of UCN. In prior years the market price of our common stock was such that employees showed little interest in the ESPP, so no shares have been issued to employees under the ESPP. There were no changes to these arrangements during 2007.

Severance Agreements

Executive officers that have been employed by UCN for at least one year are entitled to receive severance benefits upon the involuntary termination of their employment in the event of a change of control to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time after a change in control transaction, and to help us attract and retain key talent. Under the agreement, the Chief Executive Officer would receive 24 months and our other named executive officers would receive 18 months of compensation. These payments would be received if the executive officer was terminated by the Company within six months of the change of control. There were no changes to these arrangements during 2007.

Regulatory Considerations

The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing compensation. We have administered our incentive and equity compensation programs, severance plans and change in control agreements in compliance with federal tax rules affecting non-qualified deferred compensation.

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1.0 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There is an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible under 162(m). However, the compensation committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. We believe our annual and long-term incentive compensation programs for executives qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m).

Code of Ethics Violations

It is our policy under our Code of Ethics to take appropriate action against any executive officer whose actions are found to violate the Code or any other policy of UCN. Disciplinary actions may include immediate termination of employment and, where UCN has suffered a loss, pursuing its remedies against the executive officers responsible. Where laws have been violated, UCN will cooperate fully with the appropriate authorities.

At the end of March 2008 we filed reports restating our financial disclosure of segment results for the first three quarters of 2007 and year ended December 31, 2006, because of misallocation of revenue between our Telecom and inContact segments arising from the misconduct of our Executive Vice President of Global Alliances, whose employment was terminated in the first quarter of 2008. UCN is considering its options for recovering bonus payments and other amounts from the former officer.

Insider Trading and Blackout Policy

Our Insider Trading and Blackout Policy prohibits directors, officers, employees and consultants from trading Company Securities during regularly schedule blackout periods surrounding the announcement of earnings and filing annual and quarterly reports with the SEC as well as all other times individual is in possession of material non-public information. Prohibited trading includes purchases and sales of stock derivative securities such as put and call options and convertible debentures or preferred stock, and debt securities (debentures, bonds and notes).

Summary of Compensation

The following table sets forth certain information with respect to compensation for the year ended December 31, 2007 earned by or paid to our named executive officers.

Name and Principal Position (3)	Year	Salary (1)	Bonus (1)	Option Awards (2)	All Other Comp	Total Compensation
Paul Jarman	2007	$200,000	$61,050	$187,963	$—	$449,013
Chief Executive Officer	2006	$182,062	$40,000	$51,646	$—	$273,708
	2005	$170,000	$—	$—	$—	$170,000

Brian Moroney	2007	$174,800	$41,750	$141,621	$—	$358,171
EVP and Chief Financial Officer	2006	$150,277	$25,000	$56,809	$—	$232,086
	2005	$24,231	$—	$—	$—	$24,231

Kevin Childs (3)	2007	$176,000	$35,750	$161,496	$8,121	$381,367
EVP and President of Global Alliances	2006	$160,462	$32,500	$98,372	$11,589	$302,923
	2005	$137,713	$—	$—	$24,318	$162,031

Scott Welch	2007	$176,000	$41,750	$128,888	$—	$346,638
EVP and Chief Operating Officer	2006	$160,462	$25,000	$38,054	$—	$223,516
	2005	$134,275	$—	$—	$—	$134,275

Rudy Vidal	2007	$11,769	$—	$10,457	$—	$22,226
EVP and Chief Customer Officer	2006	$—	$—	$—	$—	$—
	2005	$—	$—	$—	$—	$—

(1)	Amounts shown include deferrals to the 401(k) Plan.
(2)	The dollar values shown reflect the compensation cost of the awards, before reflecting forfeitures, over the requisite service period, as described in FAS 123(R), which we implemented January 1, 2006. Prior to adoption FAS 123(R), we did not record stock-based compensation expense directly in the financial statements. The amounts listed in the table reflect expenses recorded in our financial statements in relation to stock options that vested during 2007 for the following stock option grants:

VESTED GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
Paul Jarman	03/07/07	225,000	$3.50	$367,554
	11/08/05	75,000	$2.00	$57,750

Brian Moroney	03/07/07	150,000	$3.50	$245,036
	10/24/05	150,000	$2.00	$109,500

Kevin Childs	03/07/07	150,000	$3.50	$245,036
	03/21/06	75,000	$2.15	$92,798
	06/29/05	75,000	$2.00	$63,994
	06/29/04	35,000	$2.95	$58,083

Scott Welch	03/07/07	150,000	$3.50	$245,036
	06/29/05	50,000	$2.00	$42,500
	11/09/04	50,000	$2.00	$54,000
	01/14/04	25,000	$3.05	$43,500
	09/04/03	25,000	$2.42	$35,000

Rudy Vidal	11/28/07	100,000	$4.50	$194,768

(3)	At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances, and at that date he was the holder of options (vested and unvested) to purchase a total of 475,000 shares of our common stock at exercise prices ranging from $2.00 to $3.50. Mr. Childs’ position as an executive officer was terminated in February 2008, and his employment with UCN was terminated for cause effective March 5, 2008. Pursuant to that termination, all of the options he held on that date, both vested and unvested, were terminated at the time his position as an executive officer was terminated.

Discussion of Summary Compensation Table

The annual salaries for our named executive officers were as follows, Paul Jarman annual base of $200,000; Brian Moroney annual base of $176,000; Kevin Childs annual base of $176,000; Scott Welch annual base of $176,000; and Rudy Vidal annual base of $170,000. At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances and was terminated in February 2008 for cause effective March 5, 2008.

During 2007, our executives were potentially eligible for cash bonuses under the EOBP if certain targets were met. The actual amounts paid under the EOBP and potential bonus are as follows:

Name	Maximum 2007 Potential Bonus	Actual 2007 Bonus Paid
Paul Jarman	$85,000	$61,050
Brian Moroney	$55,000	$41,750
Kevin Childs	$55,000	$35,750
Scott Welch	$55,000	$41,750
Rudy Vidal	$—	$—

(1)	As a result of the restatement of quarterly financial results from 2007, UCN is evaluating recovering bonus paid to Mr. Childs and what changes, if any, are appropriate with respect to the bonus of other executives.

Grants of Plan Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2007 with respect to the named executive officers.

Name	Date	Number of Securities Underlying Options (1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
Paul Jarman	03/07/07	225,000	$3.50	$367,554
Brian Moroney	03/07/07	150,000	$3.50	$245,036
Kevin Childs(2)	03/07/07	150,000	$3.50	$245,036
Scott Welch	03/07/07	150,000	$3.50	$245,036
Rudy Vidal	11/28/07	100,000	$4.50	$194,768

(1)	The stock options vest evenly in 33 percent increments over a three-year period and expire after five years. The dollar values shown reflect the full compensation cost of the awards as described in FAS 123R using the assumptions outlined in Note 13 “Stock-Based Compensation,” to our Combined Financial Statements included in our 2007 Form 10-K.

(2)

At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances, and at that date he was the holder of options (vested and unvested) to purchase a total of 475,000 shares of our common stock at exercise prices ranging from $2.00 to $3.50. Mr. Childs’ position as an executive officer was terminated in February 2008, and his employment with UCN was terminated for cause effective March 5, 2008. Pursuant to that termination, all of the options he held on that date, both vested and unvested, were terminated. Of the 475,000 options to purchase shares of our common stock, 150,000 were granted on March 7, 2007 at an exercise price of $3.50 and a grant date fair value of $245,036.

Potential Payments Upon Change In Control

The Board of Directors has approved a severance compensation agreement for our named executive officers. The Severance Agreements provide our executive officers that have been employed by UCN for at least a year with severance benefits upon the involuntary termination of their employment in the event of change of control to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time after a change in control transaction and to help us attract and retain key talent. Under the agreement, the Chief Executive Officer would receive 24 months and the elected officers (i.e. named executive officers) would receive 18 months of compensation. These payments would be received if the executive officer was terminated within six months of the change of control.

Name	Benefit	Change in Control
Paul Jarman	24 months salary	$400,000
Brian Moroney	18 months salary	$264,000
Kevin Childs (1)	18 months salary	$264,000
Scott Welch	18 months salary	$264,000
Rudy Vidal	18 months salary	$255,000

(1)	At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances, and at that date was entitled to receive 18 months salary as a severance payment in the event of a change in control. This severance benefit terminated when Mr. Childs’ position as an executive officer was terminated in February 2008.

Option Exercises and Stock Vested

During 2007, Scott Welch exercised 25,000 options to acquire UCN common stock and sold the shares acquired in a same-day sale transaction. The options had a strike price of $2.42 per shares and on the date of exercise a fair market value of $4.15 per share.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 with respect to the named executive officers.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Paul Jarman	111,243	—	$2.70	05/10/10
	18,541	—	5.39	05/10/10
	87,015	—	2.00	06/01/09
	12,000	—	2.42	01/15/08
	12,500	—	2.40	09/24/08
	150,000	—	2.50	11/11/08
	150,000	—	2.50	11/08/10
	50,000	25,000	2.00	11/08/10
	75,000	150,000	3.50	03/07/12

Brian Moroney	100,000	50,000	$2.00	10/24/10
	50,000	100,000	3.50	03/07/12

Kevin Childs (1)	50,000	100,000	$3.50	03/07/12

Scott Welch	16,667	8,333	3.04	01/14/09
	33,334	16,666	2.00	11/09/09
	16,667	33,333	2.00	06/29/10
	50,000	100,000	3.50	03/07/12

Rudy Vidal	100,000	—	$4.50	11/28/12

(1)	At December 31, 2007, Kevin Childs was serving in the position of Executive Vice President of Global Alliances, and at that date he was the holder of options (vested and unvested) to purchase a total of 475,000 shares of our common stock at exercise prices ranging from $2.00 to $3.50. Mr. Childs’ position as an executive officer was terminated in February 2008, and his employment with UCN was terminated for cause effective March 5, 2008. Pursuant to that termination, all of the options he held on that date, both vested and unvested, were terminated.

Annual Executive Stock Option Plan

On March 7, 2007, Board of Directors approved a plan for compensating the executive officers. Under the plan, each executive officer is entitled to participate in the plan will receive options on March 7 of each calendar year (or the preceding trading day if March 7 is not a trading day) to purchase common stock at an exercise price equal to the fair market value on that date. The options vest in three equal annual installments on the anniversary date of the date of grant, and are exercisable for a term of five years from the date of grant. If employment is terminated for any reason other than death or disability, no additional options vest after the date of termination of employment and all vested options will expire 90 days following the date employment terminates. If employment terminates by reason of death or disability, no options vest after the date employment terminates and all vested options must be exercised within one year following the date employment terminates. Fair market value is the last sale price, if the common stock is listed on an exchange on the date the option is granted. The number of common shares covered by the options issued each year is 75,000 for the Chief Executive Officer and is 50,000 for each of the Chief Financial Officer and our executive vice presidents.

In the event UCN is acquired by merger, asset sale, or similar corporate transaction, or there is a change in a majority of the ownership or control of UCN, all unvested options accelerate and become exercisable prior to the occurrence of the corporate transaction or change in control. However, the options will not accelerate if the options are assumed by the surviving entity or an arrangement is established for canceling the options and replacing them with a cash incentive program that preserves the option spread existing at the time of the event (the excess of the fair market value of the shares covered by the option over the aggregate exercise price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for the option.

At the time the plan was adopted, the Board approved the issuance of options to the persons who would be entitled to participate in the plan on March 7, 2007. At that time the Board also approved acceleration of the annual issuance of options for 2008 and 2009 to 2007 based on an offer accepted by the participating executive officers that their annual salaries as of March 7, 2007, will be frozen through the end of 2009. The salary freeze does not affect any bonus compensation payable to the participating executive officers as determined from time to time by the Compensation Committee and approved by the Board. Accordingly, no options were issued under the plan in 2008 and the following options were issued in 2007:

Name	Number of Shares	Exercise Price	Expires
Paul Jarman	225,000	$3.50	3/12/2012
Brian Moroney	150,000	$3.50	3/12/2012
Kevin Childs (1)	150,000	$3.50	3/12/2012
Scott Welch	150,000	$3.50	3/12/2012
Rudy Vidal (2)	100,000	$4.50	11/28/2007

(1)	In 2007, Kevin Childs was granted options under the plan to purchase 150,000 shares at an exercise price of $3.50 per share that were to expire March 12, 2012. The options terminated in March 2008, when Mr. Childs’ employment with UCN was terminated for cause.
(2)	In conjunction with starting employment with UCN, Mr. Vidal was granted 100,000 stock options with an exercise price of $4.50 per share. Such stock options vest evenly over a three year period and expire in five years. Due to the timing of Mr. Vidal’s employment commencement, he was did not receive his regular grant of 50,000 additional options under the Annual Executive Stock Option Plan. Mr. Vidal’s is the only officer’s salary that is not frozen through 2009 due to the one-time three-year grant described above for Mr. Jarman, Mr. Moroney and Mr. Welch.

Board Compensation

In 2007, our Compensation Committee adjusted the compensation UCN pays to company Directors. We compensate each non-employee director for service on our Board of Directors as follows:

•	Annual option grant of 25,000 that vest evenly each month for one year;

•

The option to choose: 1) $30,000 per year in cash; 2) $15,000 and 12,500 options; or 3) 25,000 options and no cash (all directors chose the $24,000 paid in monthly payments of $2,000, with the exception of Mr. Barnett who chose 25,000 options and no cash);

•

Annual option grant of 15,000 that vest evenly each month for one year for the Chairman of the Board of Directors after the expiration of the current consulting contract the Company has with the Chairman under which he receives $6,000 per month in lieu of the 15,000 options;

•	Annual option grant of 10,000 that vest evenly each month for one year for the Chairman of the Audit Committee;

•	Annual option grant of 7,000 that vest evenly each month for one year for the Chairman of the Compensation Committee;

•	Annual option grant of 7,000 that vest evenly each month for one year for the Chairman of the Corporate Governance and Nominating Committee;

•	Newly elected Board members receive a one time option grant of 30,000 options that vest ratably over three year; and

•	Reimbursement of customary expenses for attending board, committee and stockholder meetings.

Directors who are also our employees receive no additional compensation for serving as a director. The following table summarizes the compensation paid to the non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards (1)	To tal
Theodore Stern (2)	$87,500	$17,971	$105,471
Steve Barnett	$22,000	$28,756	$50,756
Paul Koeppe	$24,500	$25,386	$49,886
Blake Fisher	$24,500	$30,548	$55,048

(1)	The dollar values shown reflect the compensation cost of the awards, before reflecting forfeitures, over the requisite service period, as described in FAS 123(R), which we implemented January 1, 2006. Prior to adoption FAS 123(R), we did not record stock-based compensation expense directly in the financial statements. The assumptions we used in valuing these awards are described in Note 13, “Stock-Based Compensation,” to our Combined and Consolidated Financial Statements included in this Form 10-K.

The amounts listed in the table reflect expenses recorded in our financial statements in relation to stock options that vested during 2007 for the following stock option grants:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
Theodore Stern	11/06/07	25,000	$4.57	$20,830
	11/07/06	20,000	$3.11	$28,294

Steve Barnett	11/26/07	25,000	$4.57	$21,022
	11/06/07	35,000	$4.57	$29,162
	11/07/06	27,500	$3.11	$38,904

Paul Koeppe	11/06/07	32,000	$4.57	$26,662
	11/07/06	25,000	$3.11	$35,368
	09/29/04	30,000	$2.25	$36,600

Blake Fisher	11/06/07	32,000	$4.57	$26,662
	11/07/06	20,000	$3.11	$28,294
	09/29/04	30,000	$2.25	$36,600

(2)	In November 2007, the Compensation Committee and Board of Directors approved an increase from $2,000 per month ($24,000 per year) to $2,500 per month ($30,000 per year) effective December 2007 to the amount each director receives for their service as a board member. In addition to the regular monthly fee paid to Mr. Stern for his services as a board member, we also paid Mr. Stern for business and finance consulting services he provides on a regular basis. In exchange for this consulting contract, Mr. Stern did not receive options for his services as Chairman. Upon expiration of his consulting agreement, the Chairman will receive 10,000 options per year. Under the current consulting agreement, Mr. Stern receives $6,000 per month ($72,000 per year), which was increased from the previous $5,000 per month ($60,000 per year) effective December 2007. We paid Mr. Stern a total $61,000 for consulting fees during 2007.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Paul Koeppe, Steve Barnett and Blake Fisher, Jr., and no other directors served on the Compensation Committee during 2007. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Report of Compensation Committee on Executive Compensation

Paul Koeppe was the Chairman of the Committee and Steve Barnett and Blake Fisher, Jr. served on the Compensation Committee. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on that review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Paul Koeppe, Chairman

Steve Barnett

Blake Fisher

Description of Long Term Stock Incentive Plan

The purpose of the Long Term Stock Incentive Plan (the “Plan”) is to provide directors, officers, employees, and consultants with additional incentives by increasing their ownership interests in UCN. Directors, officers, and other employees of UCN and its subsidiaries are eligible to participate in the Plan. In addition, awards may be granted to consultants providing valuable services to UCN. As of December 31, 2007, UCN and its affiliates employed approximately 261 individuals who are eligible to participate in the Plan. The Board grants awards under the Plan. Awards may include incentive stock options, non-qualified stock options, stock appreciation rights, stock units, restricted stock, restricted stock units, performance shares, performance units, or cash awards.

The Board has discretion to determine the terms of an award under the Plan, including the type of award, number of shares or units covered by the award, option price, term, vesting schedule, and post-termination exercise period or payment. Notwithstanding this discretion: (i) the number of shares subject to an award granted to any individual in any calendar year may not exceed 100,000 shares; (ii) the option price per share of common stock may not be less than 100 percent of the fair market value of such share at the time of grant or less than 110 percent of the fair market value of such shares if the option is an incentive stock option granted to a stockholder owning more than ten percent of the combined voting power of all classes of the stock of UCN (a “10% stockholder”); and (iii) the term of any incentive stock option may not exceed 10 years, or five years if the option is granted to a 10% stockholder. Awards under the Plan in the form of qualified incentive stock options outstanding and exercised totaled 1,077,650 shares as of December 31, 2007.

A maximum of 1,200,000 shares of common stock may be subject to outstanding awards, determined immediately after the grant of any award under the Plan. Shares of common stock, which are attributable to awards that have expired, terminated, or been canceled or forfeited during any calendar year, are available for issuance or use in connection with future awards.

The Plan was effective March 11, 1999, and is not limited in duration. No incentive stock option may be granted more than 10 years after the effective date. The Plan may be amended by the Board without the consent of the stockholders, except that stockholder approval is required for any amendment that materially increases the aggregate number of shares of stock that may be issued under the plan or materially modifies the requirements as to eligibility for participation in the Plan.

Description of Employee Stock Purchase Plan

In 2004 UCN adopted the 2005 Employee Stock Purchase Plan. The purpose of the Purchase Plan is to promote UCN’s operating performance and growth potential by encouraging employees to acquire equity in UCN, thereby aligning their long-term interests with those of UCN. The Purchase Plan provides that up to 1,000,000 shares of common stock may be sold to participating employees. It expires at the beginning of 2014. The Compensation Committee of the Board of Directors administers the Purchase Plan.

The Purchase Plan permits eligible employees to purchase UCN common stock through payroll deductions during 35 consecutive participation periods beginning in 2005. Each participation period is three months in length. In general, eligible employees can elect for each participation period to purchase full shares through payroll deductions of up to 10 percent of base pay, but in no event may the participant’s rights to purchase shares of common stock accrue at a rate that exceeds $25,000 of fair market value of common stock in a calendar year. The purchase price a participant pays for the shares is equal to the greater of $2.00 or 85 percent of the closing market bid price of the common stock on the first business day or the last business day of each participation period, whichever is lower. This percentage may be changed prior to a participation period by at the sole discretion of, the committee administering the Purchase Plan to any whole percentage that is not less than 85 percent and not greater than 100 percent.

Eligibility to participate is extended to all regular employees of UCN and its participating subsidiaries. Officers and members of the Board of Directors who are eligible employees are also permitted to participate. An employee is ineligible to participate if immediately after a grant the employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of UCN. No employee of the Company participated in the plan during 2007.

The Purchase Plan may be amended by the Board of Directors from time to time as it deems desirable without approval of the stockholders of the UCN, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ or stock exchange rules, applicable provisions of the Internal Revenue Code, or other applicable laws or regulations. The Board of Directors may terminate the plan at any time in its sole discretion.

Certain Relationships and Related Person Transactions

See the discussions above under “The Board and its Committees,” “Executive Compensation,” and “Board Compensation.”

APPROVE THE UCN 2008 EQUITY INCENTIVE PLAN

(Proposal No. 2 on Proxy Card)

On April 15, 2008, our Board of Directors adopted, subject to approval by our stockholders at the Annual Meeting, the UCN 2008 Equity Incentive Plan (the “2008 Plan” or the “Plan”). Our Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting. Stockholder approval is being sought (i) in order to meet applicable NASDAQ listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Internal Revenue Code.

We currently maintain the Long Term Stock Incentive Plan adopted in 1999 (the “1999 Plan”). The total number of shares remaining available for issuance under the 1999 Plan as of April 3, 2008 is 250,850 shares.

Our Board of Directors believes that the number of shares available for issuance under the 1999 Plan is not sufficient in light of our compensation structure and strategy. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the 2008 Plan. In addition, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us. Our Board of Directors believes that the availability of 1,500,000 new shares under the 2008 Plan (plus 250,850 shares remaining available for issuance under the 1999 Plan, plus 675,883 shares subject to outstanding grants under the 1999 Plan as of April 3, 2008) will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy.

The 2008 Plan is intended to replace the 1999 Plan, in that we do not intend to increase the number of shares covered by the 1999 Plan so the 1999 Plan will end once all the shares available for issuance under the 1999 Plan are exhausted.

If approved by our stockholders, the 2008 Plan will become effective on July 1, 2008.

The material terms of the 2008 Plan are summarized below. A copy of the full text of the 2008 Plan is attached to this Proxy Statement as Appendix A. This summary of the 2008 Plan is not intended to be a complete description of the 2008 Plan and is qualified in its entirety by the actual text of the 2008 Plan to which reference is made.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options

•	Nonqualified stock options

•	Stock units

•	Stock awards

•	Stock appreciation rights (“SARs”)

•	Dividend equivalents

•	Other stock-based awards

The Plan authorizes 1,500,000 shares of our common stock for issuance, subject to adjustment in certain circumstances as described below. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option will become available again for issuance or transfer under the Plan. To the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will again be available for issuance or transfer under the Plan.

Administration. The Plan will be administered and interpreted by the Board of directors or a committee designated by the Board. We have designated our Compensation Committee (the “Committee”) to fulfill that role of Plan administrator. However, our Board of Directors will approve and the Committee will administer all grants made to non-employee directors. References to the Committee include our Board of Directors where appropriate. The Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the Plan. The Committee presently consists of Paul F. Koeppe, Blake O. Fisher, Jr., and Steve Barnett, each of whom is a non-employee director of our company.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. As of March 31, 2008, approximately 299 employees and three non-employee directors would be eligible to receive grants under the Plan, assuming it was in effect on that date. The Committee is authorized to select the persons to receive grants from among those eligible and the Committee will determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will be equal to or greater than the average closing price of a share of stock as reported on the exchange where our stock trades for the five trading days prior to the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the five-day average closing price.

The Committee will determine the term of each option, but for an ISO the term shall not exceed ten years from the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. The Committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of our common stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Committee may approve.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of our common stock.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of our common stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Committee.

Dividend Equivalents

The Committee may grant dividend equivalents in connection with stock units or other stock-based awards. Dividend equivalents are payable in cash or shares of our common stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents will be determined by the Committee.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. Such awards may include restricted stock awards, stock units, or phantom stock awards, and may be granted alone, in addition to, or in tandem with any other award permitted by the Plan. The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of awards to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code

(see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Committee will certify and announce the results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of our common stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of our common stock available for issuance under the Plan, the maximum number of shares of our common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Neither our Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior stockholder approval.

Amendment and Termination of the Plan. Our Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on June 30, 2018, unless the Plan is terminated earlier by our Board or is extended by our Board with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the Plan.

Grants Under the Plan. No grants have been made under the Plan. Grants under the Plan are discretionary, so it is not currently possible to predict the number of shares of our common stock that will be granted or who will receive grants under the Plan after the Annual Meeting. The last reported sale price of a share of our common stock on April 3, 2008, was $3.00 per share.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

•

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

•

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•

A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

The affirmative vote of the holders of a majority of the common shares represented at the annual meeting in person or by proxy is required to approve the 2008 UCN Equity Incentive Plan. The Board of Directors recommends that you vote FOR this proposal.

RATIFICATION OF THE APPOINTMENT BY THE AUDIT

COMMITTEE OF INDEPENDENT AUDITORS

(Proposal No. 3 on Proxy Card)

The Audit Committee has selected and appointed the firm of Deloitte & Touche LLP as the independent auditor to examine our financial statements for the year 2008. Deloitte & Touche LLP audited our financial statements for 2007, 2006 and 2005. Our Board recommends that our shareholders vote FOR ratification of the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent auditor requires an affirmative vote by a majority of the votes cast. Any shares not voted, whether by abstention or otherwise, have no impact on the vote. We do not expect representatives of Deloitte & Touche LLP will attend the annual meeting.

Ratification of the selection of Deloitte & Touche LLP is not require by our bylaws or otherwise. The Board is submitting the selection to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time after the annual meeting if it determines such a change would be in the interests of UCN and its shareholders.

Accountant Fees and Services

The aggregate fees and expenses billed by our principal accounting firms, Deloitte & Touche LLP for fees and expenses billed during fiscal years ended December 31, 2007 and 2006 were as follows (in thousands):

	2007	2006
Audit fees	$316	$138
Audit related fees	110	67

Total audit and related fees	426	205

Other consulting fees	—	57
Tax fees	42	35

Total fees	$468	$297

Audit related fees were for reviews of our filings on Form 10-Q for 2007 and 2006, meetings with the Audit Committee, and work required by our filing registration statements.

Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the Securities and Exchange Commission.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

The affirmative vote of the holders of a majority of the common shares represented at the annual meeting in person or by proxy is required to ratify the selection of Deloitte & Touche LLP. The Board of Directors recommends that you vote FOR this proposal.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other matters that may come before the annual meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the annual meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

The cost of soliciting proxies in the accompanying form is paid by us. In addition to solicitations by mail, a number of regular employees of UCN may solicit proxies in person or by telephone.

The above notice and proxy statement are sent by order of the Board of Directors.

Paul Jarman, Chief Executive Officer

April 16, 2008

APPENDIX A

UCN, INC.

2008 EQUITY INCENTIVE PLAN

(Effective as of July 1, 2008)

ARTICLE I.

PURPOSE AND DEFINITIONS

Section 1. Purpose. The purpose of this UCN, Inc. 2008 Equity Incentive Plan (the “Plan”) is to advance the interests of UCN, Inc. (the “Company”) and its stockholders by enhancing the Company’s ability to attract, retain, reward and motivate persons who make or are expected to make important contributions to the Company and any Subsidiary by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company’s stockholders. The Company intends that the Plan comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

Section 2. Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(a) The term “Administrator” shall mean the Compensation Committee of the Board or such other committee, individual or individuals appointed or delegated authority pursuant to Article II Section 1 to administer the Plan.

(b) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c) The term “Award Agreement” shall mean a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares acquired upon the exercise thereof.

(d) The term “Beneficial Owner” shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

(e) The term “Board” shall mean the Board of Directors of the Company.

(f) The term “Cause” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, Stock Purchase Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful or reckless misconduct, breach of fiduciary duty, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by the Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(g) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(h) The term “Company” shall mean UCN, Inc., a Delaware corporation, or an successor corporation thereto.

(i) The term “Consultant” shall mean a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company.

(j) The term “Director” shall mean a member of the Board.

(k) The term “Disability” shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant.

(l) The term “Employee” shall mean any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company or any Subsidiary and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(n) The term “Fair Market Value” shall mean, with respect to a share of Stock, if the Stock is then listed and traded on a registered national or regional securities exchange (including The Nasdaq Stock Market), the average closing price of a share of Stock on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option or Stock Appreciation Right, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option or Stock Appreciation Right, then such average closing price for the five trading days immediately preceding the date of such event. If the Stock is not traded on a registered securities exchange or quoted in such a quotation system, the Administrator shall determine the Fair Market Value of a share of Stock.

(o) The term “Incentive Stock Option” shall mean an option granted under this Plan and which is an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(p) The term “Insider” shall mean an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(q) The term “Non-Employee Director” shall mean any member of the Company’s Board who is not an Employee of the Company or of any Affiliate of the Company.

(r) The term “Nonqualified Stock Option” shall mean an option granted under the Plan which is not an Incentive Stock Option.

(s) The term “Officer” shall mean any person designated by the Board as an officer of the Company.

(t) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Article IV on such terms and conditions as may be prescribed by the Administrator, whether or not such option is an Incentive Stock Option.

(u) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 5 on such terms and conditions as may be prescribed by the Administrator.

(v) The term “Participant” shall mean any eligible person who is granted a Plan Award hereunder.

(w) The term “Performance Goals” shall mean one or more business criteria based on individual, business unit, group, Company or other performance criteria selected by the Administrator.

(x) The term “Plan” shall mean the UCN, Inc. 2008 Equity Incentive Plan, as the same may be amended and in effect from time to time.

(y) The term “Plan Awards” or “Awards” shall mean awards or grants of stock Options and various other rights with respect to shares of Stock.

(z) The term “Service” shall mean a Participant’s employment or service with the Company, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or a change in the Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Administrator, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(aa) The term “Stock” shall mean shares of the Company’s common stock, par value $0.0001 per share.

(bb) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Article IV, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(cc) The term “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(dd) The term “Ten Percent Stockholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code Section 422.

ARTICLE II.

ADMINISTRATION AND PARTICIPANTS

Section 1. Administration. The Plan shall be administered by the Board of Directors or by any other committee appointed by the Board. If the Company has a class of securities registered under the Exchange Act, then such committee shall consist of not fewer than two members of the Board, each of whom shall qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, as an outside director as defined in Section 162(m) of the Code and the regulations thereunder, and as a disinterested director under the rules of any stock exchange on which the Stock may be listed. The Administrator shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Administrator is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Administrator may also be exercised by the entire Board. To the extent that any permitted action taken by the Board conflicts with any action taken by the Administrator, the Board action shall control. To the extent permitted by applicable law and except for Awards granted to Persons who are subject to Section 16 of the Exchange Act, the Administrator may delegate any or all of its powers or duties under the Plan, including, but not limited to, its authority to make awards under the Plan to such person or persons as it shall appoint pursuant to such conditions or limitations as the Administrator may establish; provided, however, that the Administrator shall not delegate its authority to amend or modify the Plan pursuant to the provisions of Article XIII Section 2 of the Plan. To the extent of any such delegation, the term “Administrator” when used herein shall mean and include any such delegate.

Section 2. Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. The Board shall approve and administer all Awards to Non-Employee Directors.

Section 3. Eligibility for Participation. Any Employee, Director, Officer or Consultant of the Company or any Subsidiary may be granted Awards under the Plan, provided that Consultants may only be granted Awards under the Plan if they are natural persons that provide bona fide services to the Company or any Subsidiary. The Administrator shall designate each individual who will become a Participant. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive a Plan Award in any other year.

ARTICLE III.

STOCK AVAILABLE FOR PLAN AWARDS

Section 1. Stock Subject to Plan. The Stock to be subject to or related to Plan Awards may be either authorized and unissued shares or shares held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Article IX, shall be 1,500,000 shares.

Section 2. Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards under this Plan at any time while the Plan is in effect, the total number of shares determined to be available pursuant to Sections 1 and 3 of this Article III shall be reduced by, (a) the maximum number of shares of Stock subject to issuance upon exercise of outstanding Options or outstanding Stock Appreciation Rights granted under this Plan, and (b) the maximum number of shares of Stock related to outstanding Other Stock-Based Awards granted under this Plan, as determined by the Administrator in each case as of the dates on which such Plan Awards were granted.

Section 3. Terminated, Expired or Forfeited Plan Awards. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards.

ARTICLE IV.

OPTIONS AND STOCK APPRECIATION RIGHTS

Section 1. Option Grant and Option Grant Restrictions.

(a) The Administrator, at any time and from time to time while the Plan is in effect, may grant Options to such Employees and other eligible individuals as the Administrator may select, subject to the provisions of this Article IV and Article III of the Plan. Subject to any limitations set forth in the Plan, the Administrator shall have complete discretion in determining: (i) the eligible individuals to be granted an Option; (ii) the number of shares of Stock to be subject to the Option; (iii) whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option (provided, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary); and (iv) any other terms and conditions of the Option as determined by the Administrator in its sole discretion.

(b) To the extent required by applicable law, Incentive Stock Options: (i) will be exercisable at a purchase price per share of not less than One Hundred percent (100%) (or, in the case of a Ten Percent Stockholder, one hundred and ten percent (110%)) of the Fair Market Value of the Stock on the date of grant; (ii) will be exercisable over not more than ten (10) years (or, in the case of a Ten Percent Stockholder, five (5) years) after the date of grant; (iii) will terminate not later than three (3) months after the Participant’s termination of Service for any reason other than Disability or death and (iv) will comply in all other respects with the provisions of Code Section 422.

(c) Nonqualified Stock Options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Administrator. Nonqualified Stock Options will be exercisable during such periods or on such date as determined by the Administrator and shall terminate at such time as the Administrator shall determine.

(d) Notwithstanding the foregoing provisions of Sections 1(a), 1(b) and 1(c) of Article IV, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have a purchase price per share less than the Fair Market Value of the Stock on the date of grant.

(e) Each Award Agreement evidencing an Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of Stock (as determined on the date of the option grant) that may be purchased by a Participant for the first time during any calendar year pursuant Incentive Stock Options granted under the Plan or any other plan of the Company or any Subsidiary exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which they were granted.

Section 2. Grant of Stock Appreciation Rights.

(a) The Administrator, at any time and from time to time while the Plan is in effect, may grant Stock Appreciation Rights to such Employees and other eligible individuals as it may select, subject to the provisions of this Article IV and Article III of the Plan. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Administrator. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant of such Stock Appreciation Right; provided, however, that the Administrator may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.

(b) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (i) that number of shares of Stock determined by dividing (A) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (B) the Fair Market Value of a share of Stock on the exercise date; or (ii) cash in an amount determined by multiplying (X) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (Y) the amount of the Spread; or (iii) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (i) and (ii) above, as determined by the Administrator in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

Section 3. Terms and Conditions.

(a) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions, including but not limited to the attainment of Performance Goals, as shall be determined by the Administrator in its sole discretion and set forth in the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right shall be exercised beyond ten (10) years from the date of grant.

(b) The Administrator may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Option or Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Administrator from time to time and consistent with the Plan.

(c) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(d) If any fractional share of Stock would otherwise be issued to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

(e) Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Administrator in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Article IV Section 3(e) and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) for a minimum period of six (6) months to the extent required by applicable law (or such other legal period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the earlier of (A) the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”) and (B) one year from the date the Participant’s Service terminates.

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death for a minimum period of twelve (12) months to the extent required by applicable law (or such other legal period of time as determined by the Administrator, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with the Company is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant for a minimum period of thirty (30) days to the extent required by applicable law (or such other legal period of time as determined by the Administrator, in its discretion) after the date on which the Participant’s Service terminated, but in any event than the earlier of (A) the Option Expiration Date and (B) three (3) months from the date the Participant’s Service terminates.

(f) Notwithstanding the foregoing other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Article IV Section 3(e) is prevented by the provisions of Article XII below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(g) Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Article IV Section 3(e) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

Section 4. Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve. No Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions set forth herein.

Section 5. Payment for Option Shares.

(a) Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, to the extent required by applicable law, the Participant shall pay in cash that portion of the aggregate exercise price not less that the par value of the shares being acquired, (v) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Administrator may at any time or from time to time, by approval of or by amendment to the standard forms of Award Agreement, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Administrator, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii) No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Administrator shall determine. The Administrator shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Administrator, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

ARTICLE V.

STOCK AND OTHER STOCK-BASED AND COMBINATION AWARDS

Section 1. Grants of Other Stock-Based Awards. The Administrator, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such Employees or other eligible individuals as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to or otherwise based on Stock, may include, but are not limited to, awards of restricted Stock or Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Article IV of the Plan. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company or Subsidiary, including a plan of any acquired entity. Each Other Stock-Based Award shall be evidenced by an Award Agreement in such form as the Administrator may determine.

Section 2. Terms and Conditions. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Article III of the Plan) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be subject to the attainment of Performance Goals, and whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

Section 3. Consideration for Other Stock-Based Awards. In the discretion of the Administrator, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

Section 4. Dividend Equivalents on Plan Awards.

(a) The Administrator may determine that a Participant to whom an Other Stock-Based Award is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the performance or restriction period relating to such Plan Award, such Participant had been the holder of record of a number of shares of Stock subject to the Award (as adjusted pursuant to Article IX of the Plan). Any such payment may be made at the same time as a dividend is paid or may be deferred until such later date as is determined by the Administrator in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”.

(b) Notwithstanding the provisions of Section 4(a) of this Article V, the Administrator may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of whole shares of Stock having a Fair Market Value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until a later date, and the shares of Stock covered thereby may be subject to the terms and conditions of the Plan Award to which it relates (including but not limited to the attainment of any Performance Goals) and the terms and conditions of the Plan, all as determined by the Administrator in its sole discretion.

ARTICLE VI.

AWARDS TO PARTICIPANTS OUTSIDE OF THE UNITED STATES

In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who reside or work outside of the United States of America, the Administrator may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Administrator may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Administrator may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Article VI without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate Officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

ARTICLE VII.

PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

Section 1. Issuance of Shares. Certificates for shares of Stock issuable pursuant to a Plan Award shall be issued to and registered in the name of the Participant who received such Award. The Administrator may require that such certificates bear such restrictive legend as the Administrator may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Administrator may specify. If the Administrator has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Plan Award pursuant to Article V Section 4 of the Plan, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents.

Section 2. Substitution of Shares. Notwithstanding the provisions of this Article VII Section 2 or any other provision of the Plan, the Administrator may specify that a Participant’s Plan Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Administrator) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with Section 1 of this Article VII (such rights being called “Stock Equivalents”). Subject to the provisions of Article IX of the Plan and the other terms and provisions of the Plan, if the Administrator shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to Section 1 of this Article VII covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents may, at the option of the Administrator, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Administrator may determine.

Section 3. Cooperation. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company; provided, however, that the failure to comply with such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived by the Administrator upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

Section 4. Tax and Other Withholding. Prior to any distribution of cash, Stock or any other benefit available under a Plan Award (including payments under Article V Section 4 and Article VII Section 2 of the Plan) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

Section 5. Substitution. The Administrator, in its sole discretion, may substitute a Plan Award for another outstanding Plan Award or Plan Awards of the same or different type, so long as the substituted Plan Award is substantially equivalent in value to the outstanding Award for which the substitution is being made and so long as such substitution complies with Section 409A of the Code.

ARTICLE VIII.

NON-TRANSFERABILITY OF PLAN AWARDS

Section 1. Restrictions on Transfer of Awards. To the extent required by applicable law, during the lifetime of the Participant, Plan Awards shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Plan Award shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution or as specifically provided in the terms of the Award Agreement or as provided in a domestic relations order issued by a court of competent jurisdiction.

Section 2. Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

ARTICLE IX.

ADJUSTMENTS TO AWARDS

In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator may, in such manner as it may deem equitable and subject to compliance with Section 409A of the Code (or any successor provision thereto), adjust any or all of (a) the number and type of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (b) the number and type of Stock subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number. Such adjustments shall be determined by the Administrator, and its determination shall be final, binding and conclusive.

ARTICLE X.

UNFUNDED STATUS OF THE PLAN

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant, any Non-Employee Director, or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Administrator) shall be no greater than the right of an unsecured general creditor of the Company.

ARTICLE XI.

RIGHTS AS A STOCKHOLDER

A Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

ARTICLE XII.

COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Awards may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

ARTICLE XIII.

TERM, AMENDMENT, MODIFICATION AND

TERMINATION OF THE PLAN AND AGREEMENTS

Section 1. Term. Unless the Plan is terminated earlier pursuant to Section 2 of this Article XII, no Incentive Stock Options may be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

Section 2. Amendment, Modification and Termination of Plan. The Board may, at any time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Administrator to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Administrator, and such other amendments as may be necessary or desirable to implement such Plan Awards, and may terminate the Plan or any provision thereof; provided, however, that no amendment shall be made without the approval of the stockholders of the Company if such approval would be required by the Code, any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. Neither the Board or Administrator shall “reprice” or diminish or decrease the consideration required to exercise an outstanding Option without stockholder approval. Subject to the provisions of Section 3 of this Article XII, the Administrator may, at any time and from time to time, amend or modify any outstanding Plan Award to the extent not inconsistent with the terms of the Plan. Neither the Board or Administrator shall “reprice” or diminish or decrease the consideration required to exercise an outstanding Option without stockholder approval, except for the equitable adjustments permitted by Article IX to prevent dilution or enlargement of benefits.

Section 3. Limitation. Subject to the provisions of Section 5 of this Article XII, no amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board, the Administrator or the stockholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award.

Section 4. Survival. The Administrator’s authority to act with respect to any outstanding Plan Award and the Board’s authority to amend the Plan shall survive termination of the Plan.

Section 5. Amendment for Changes in Law. Notwithstanding the foregoing provisions, the Board and Administrator shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without stockholder approval (unless otherwise required by law or the applicable rules of any securities exchange on which the Stock is then traded) and without Participant consent.

ARTICLE XIV.

INDEMNIFICATION AND EXCULPATION

Section 1. Indemnification. Each person who is or shall have been a member of the Board and the Administrator shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

Section 2. Exculpation. Each member of the Board and the Administrator, and each Officer and Employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or the Administrator, or an Officer or Employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

ARTICLE XV.

EXPENSES OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company and any participating Subsidiary; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

ARTICLE XVI.

FINALITY OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board or the Administrator shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, any Subsidiary, the stockholders, the Administrator, Directors, Officers, and Employees of the Company and any Subsidiary, the Participants, and their respective successors in interest.

ARTICLE XVII.

NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

Section 1. No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an Employee of the Company or any Subsidiary, whether for the duration of any performance period, restriction period, or vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

Section 2. No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Receipt of an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award agreement.

ARTICLE XVIII.

GOVERNING LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the state of Utah without regard to principles of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.

UCN, Inc.

7730 South Union Park Avenue, Suite 500

Midvale, UT 84047

ANNUAL MEETING OF SHAREHOLDERS JUNE 3, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Theodore Stern and Paul Jarman, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of UCN, Inc. (the “Company”) held of record by the undersigned on April 11, 2008, at the Annual Meeting of Shareholders to be held on June 3, 2008, and at any adjournment or postponement thereof.

Proposal No. 1: The election of each of the following persons as directors of the Company.

(1) Theodore Stern	(2) Steve Barnett	(3) Paul F. Koeppe	(4) Blake O. Fisher, Jr.	(5) Paul Jarman

[    ]          For all nominees

[    ]          Withhold all nominees

[    ]          Withhold authority to vote for any individual nominee. Write number(s) of nominee(s)

Proposal No. 2: To approve the UCN 2008 Equity Incentive Plan

[    ]  For          [    ]  Against          [    ]   Abstain

Proposal No. 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s registered public accountants for 2008

[    ]  For          [    ]  Against          [    ]   Abstain

Note: The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for Proposal No.’s 1, 2 and 3. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on any matters other than those referred to above that are properly presented for consideration and action at the Annual Meeting.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Dated: , 2008

Please sign it exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

Please mark, sign, date and promptly return the proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.